Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Barnes & Noble Education, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	191,691(3)	$9.595	$1,839,275	0.0001531	$281.59

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,839,275		$281.59

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$281.59

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Equity	Common Stock, par value $0.01 per share	19,084,821	$126,532,363	S-3	333-280775	August 15, 2024

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this registration statement also registers an indeterminate number of shares of common stock, par value $0.01 per share of Barnes & Noble Education, Inc. which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Registrant’s common stock, as reported on The New York Stock Exchange on October 17, 2024.

(3)

Represents the shares of common stock of the Registrant that will be offered for resale by the selling stockholders named in and pursuant to this combined prospectus to which this exhibit is attached, excluding an aggregate of 19,084,821 shares of common stock previously issued to the selling stockholders named in the registration statement on Form S-3 (No. 333-280775), previously filed by the Registrant on July 12, 2024, and declared effective on August 15, 2024.